Exhibit 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

I, Lesa France Kennedy, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K for the year ended November 30, 2017 of International Speedway Corporation.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 24, 2018	By:	/s/ Lesa France Kennedy
Lesa France Kennedy
Chief Executive Officer